UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 30, 2011

U.S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-115164	20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive Kansas City, Missouri	64163
(Address of principal executive offices)	(Zip Code)

(816) 713-8800
Registrant’s telephone, number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 3, 4, 6 and 7 are not applicable and are therefore omitted.

ITEM 2.01             Completion of Acquisition or Disposition of Assets and

ITEM 1.01             Entry into a Material Definitive Contract

On December 5, 2011, U.S. Premium Beef, LLC (the “Company”) entered into a Membership Interest Purchase Agreement with Leucadia National Corporation (“Leucadia”), National Beef Packing Company, LLC (“National”), NBPCo Holdings, LLC (“NBPCo”), TKK Investments, LLC (“TKK”), TMKCo, LLC (“TMKCo”), and TMK Holdings, LLC (“TMK Holdings”) (the “Purchase Agreement”).  TKK, TMKCo and TMK Holdings are owned or controlled by National’s president and chief executive officer, Timothy M. Klein.

Following approval of the Purchase Agreement and the related transactions by the Company’s members on December 29, 2011 as described below, on December 30, 2011, the transactions contemplated by the Purchase Agreement were completed.  Pursuant to the Purchase Agreement, Leucadia purchased 56.2415% of the membership interests in National (the “National Interests”) from the Company for $646,777,342 and 19.8775% of the National Interests from NBPCo for $228,591,527.  As contemplated by the Purchase Agreement and pursuant to pre-existing put rights, National purchased from TKK and TMKCo all National Interests owned by TKK and TMKCo for $75,946,955.  Simultaneously, Leucadia sold to TMK Holdings 0.6522% of the National Interests for $7,500,000. Following consummation of the various transactions contemplated by the Purchase Agreement, the parties now own the following percentage membership interests in National: Leucadia 78.9477%; the Company 15.0729%; NBPCo 5.3272%; and TMK Holdings 0.6522%.

In connection with the completion of (and as a condition to) the transactions described above, the Company entered into several additional agreements.  Those agreements included an Escrow Agreement, a Cattle Purchase and Sale Agreement with National, a Pledge Agreement with National and an associated “Consent and First Amendment to Pledge Agreement and Security Agreement” with CoBank, ACB.  Those agreements are summarized below and copies of those agreements are attached as Exhibits 10.1, 10.2 and 10.3, respectively.

Escrow Agreement In order to provide Leucadia with assurance regarding the Company’s indemnification obligations under the Purchase Agreement, as a condition to the closing of the proposed transaction, the Company, NBPCo, Leucadia and Marshall & Ilsley Trust Company N.A., part of the BMO Harris family of financial enterprises (the “Escrow Agent”)  entered into an “Escrow Agreement”.  The Escrow Agreement, together with the Purchase Agreement, sets forth the terms under which $50 million of the purchase price paid by Leucadia (the “Escrow Fund”) will be held, invested and disbursed.

The Escrow Fund has been deposited into an escrow account with the Escrow Agent.  Obligations of the Company and/or NBPCo pursuant to Article VIII of the Purchase Agreement to indemnify Leucadia, its affiliates, successors and assigns (the “Buyer Indemnified Person”) shall first be satisfied from the Escrow Fund.  Upon receipt of (i) an indemnification notice from a Buyer Indemnified Person that is not followed by a rejection notice from the Company and NBPCo within the applicable time period specified in the Escrow Agreement, (ii) a joint written instruction executed by the Company, NBPCo and Leucadia or (iii) a certified copy of a final court order, the Escrow Agent shall release the amount set forth in the written instructions or court order from the Escrow Fund to the Buyer Indemnified Person.  If the Buyer Indemnified Person has not properly submitted any claims for indemnification on or prior to the one year anniversary of the closing of the transaction described above, then $20 million of the Escrow Fund shall be released to the Company and NBPCo by the Escrow Agent pursuant to written instructions signed by the Company and NBPCo providing for the allocation of the $20 million.  On the two year anniversary of the closing of the transactions described above, the positive amount, if any, remaining in the Escrow Fund, after satisfying the unsettled claims of the Buyer Indemnified Person properly made before the two year anniversary, shall be released to the Company and NBPCo pursuant to written instructions signed by the Company and NBPCo providing for the allocation of the final amount released.

The Escrow Agreement requires payment of an annual administration fee to the Escrow Agent in the amount of $2,500 along with certain miscellaneous fees that may arise, all to be paid equally by the Company and NBPCo on the one hand and Leucadia on the other hand.  The Company, NBPCo and Leucadia jointly and severally are obligated to indemnify the Escrow Agent for liabilities and expenses incurred by the Escrow Agent in connection with the Escrow Agreement that are not due to a breach of the Escrow Agent’s duties or willful misconduct by the Escrow Agent.  The Escrow Agreement will terminate upon distribution of the entire fund.

Cattle Purchase and Sale Agreement As a condition to completion of the transaction described above, on December 30, 2011, the Company entered into a Cattle Purchase and Sale Agreement with National, pursuant to which the Company will facilitate the delivery of cattle from the Company’s unitholders and associates to National.  National, in the aggregate, will purchase on an annual basis, a base amount of 735,385 head of cattle annually, subject to an adjustment of plus or minus ten percent (10%).

The purchase price for cattle purchased by National under the Cattle Purchase and Sale Agreement will be an amount determined pursuant to National’s pricing grids for cattle to be delivered by the Company’s unitholders and associates, as the pricing grids may be modified or supplemented from time to time by mutual agreement of National and the Company.  The pricing grids must be no less favorable to the Company and its unitholders and associates than any other pricing grid being used by National and must be competitive with National’s major competitors.  For purposes of the pricing grid, National will grade beef derived from cattle purchased under the Cattle Purchase and Sale Agreement in accordance with standard industry practice.  National will pay for cattle on a finish and grade basis consistent with standard industry practice in accordance with applicable law.

The Cattle Purchase and Sale Agreement will remain in effect for an initial term of five years.  Unless either party gives written notice to the other party that it does not want to extend the term at least 60 days prior to the one year anniversary of the date of the Cattle Purchase and Sale agreement, then on each one year anniversary, the term will be extended by one year.  The Cattle Purchase and Sale Agreement may, however, be terminated if there is a material breach by the Company or National that is not cured in the applicable time period; in such circumstances, the non-breaching party may terminate the Cattle Purchase and Sale Agreement.  In addition, National may terminate the Cattle Purchase and Sale Agreement if at any time the Company owns less than 20% of the sum of i) the Company’s ownership in National (or National Beef Pennsylvania, LLC)  immediately following the transactions completed pursuant to the Purchase Agreement plus ii) any ownership interests in National (or National Beef Pennsylvania, LLC) subsequently acquired by the Company.  For six months following any termination of the Cattle Purchase and Sale Agreement, the Company shall perform its obligations and National must continue to purchase and pay for cattle delivered by the Company and its unitholders and associates as provided under the Cattle Purchase and Sale Agreement.

Pledge Agreement In connection with completion of the transactions governed by the Purchase Agreement, the Company entered into a Pledge Agreement with National (the “Pledge Agreement”).  The Pledge Agreement was entered into in order to secure the payment and performance of the Company’s obligations under the Cattle Purchase and Sale Agreement (the “Obligations”).  Under the terms of the Pledge Agreement, the Company has granted National a perfected security interest in and to the Company’s Membership Interests in National (the “Collateral”), subject only to the prior first priority security interest in the Collateral held by CoBank, ACB (“CoBank”), up to a maximum principal amount of $15.0 million plus fees and expenses, pursuant to Pledge Agreement dated July 26, 2011 by and between the Company and CoBank (the “CoBank Pledge Agreement”).  National is authorized to execute and file UCC financing statements, and the Company will cooperate as requested by National, in taking all actions to establish and maintain National’s security interest in the Collateral.

Under the terms of the Pledge Agreement, the Company has made certain representations and warranties, including that National will have a valid perfected security interest in the Collateral free of all liens, claims and rights of third parties other than the CoBank security interest.  As long as the Company is subject to the Obligations, the Company must cooperate with National in providing requested documents with respect to the Collateral in order for National to enforce its rights in the Collateral.  The Company may not: (i) allow any other lien, security interest or other encumbrance against the Collateral; (ii) enter into any agreement with respect to the Company’s right, title and interest in or to the Collateral other than pursuant to the Pledge Agreement or the CoBank Pledge Agreement; (iii) take or fail to take any action that would impair the enforceability of National’s lien and security interest; or (iv) consent to any amendment or modification to its Operating Agreement relating to the Collateral or the CoBank loan documents which would have an adverse effect on National’s rights under the Pledge Agreement.

Under the terms of the Pledge Agreement, a “Default” occurs if: (i) there is an “Event of Default” as defined in the CoBank Pledge Agreement; (ii) any representation or warranty made by the Company shall have been false or misleading in any material respect on or as of the date made and remains uncured; (iii) there is an uncured breach of any covenant made by the Company; or (iv) an event has occurred giving National the right to terminate the Cattle Purchase and Sale Agreement as a result of an uncured breach by the Company.  National has no right to vote the Membership Interests in National held by the Company prior to the occurrence of a Default, and National has no right to distributions made in respect of the Collateral.

Upon the occurrence of a Default and subject to CoBank’s rights, National may redeem or sell the Collateral to satisfy the Obligations provided that an appraisal of fair value of the Collateral has been completed prior to the redemption or sale.  If there is a continuing Default, the Company must deliver information and complete such other acts as may be required for National to exercise its rights. The proceeds of the Collateral redeemed or sold shall be applied first to satisfy the Company’s obligations to CoBank and then to satisfy the Obligations in accordance with the Cattle Purchase and Sale Agreement and the Pledge Agreement.  The Company’s pledge of the Collateral will terminate, unless terminated earlier by National, when the Cattle Purchase and Sale Agreement terminates and the Obligations have been satisfied in full.

CoBank has consented to the terms of the Pledge Agreement pursuant to the “Consent and First Amendment to Pledge Agreement and Security Agreement” which is attached as part of Exhibit 10.3.

ITEM 5.07             Submission of Matters to a Vote of Security Holders and

ITEM 8.01             Other Events.

A Special Meeting of Members of the Company was held on December 29, 2011.  December 5, 2011 was fixed as the record date for determining those members of the Company entitled to vote at the Special Meeting and any adjournments or postponements of the meeting.  Two proposals were presented for member consideration.  The first was to consider and vote upon a proposal to adopt and approve the Purchase Agreement and the various transactions contemplated by the Purchase Agreement.  The second proposal was to grant the persons named as proxies discretionary authority to vote to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of the approval and adoption of the Purchase Agreement and approval of the proposed transaction.

Under the Company’s Certificate of Formation, Limited Liability Company Agreement (as amended) and applicable Delaware law, the affirmative vote of members holding a majority of the voting power of each class of units was required to approve the Purchase Agreement and the contemplated transactions.  The Company’s members holding Class A units are each entitled to one vote per member, and the Company’s members holding Class B units are each entitled to one vote per Class B unit owned by such member.  For the Class A members, out of 451 votes, 428 members voted for the first proposal and 427 members voted for the second proposal.  For the Class B units, out of 754,230 votes, 748,061 units were voted for the first proposal and 747,861 units voted for the second proposal.  Therefore each proposal was adopted by the Company’s members.

On December 30, 2011, the Company issued letters to its unitholders, associated cattle deliverers and patronage notice holders announcing that the Company’s sale of a majority ownership interest in National to Leucadia had been completed.  Copies of those letters are attached as Exhibits 99.1, 99.2 and 99.3, respectively.

ITEM 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information

The pro forma financial information required by virtue of the transactions described in Section 2.01 above will be filed as Exhibit 99.4 to this Report by an amendment to this report filed on or before January 6, 2012.

(d) Exhibits

The following are filed as Exhibits to this Report:

Exhibit No.	Description of Exhibit
10.1	Escrow Agreement dated December 30, 2011 between and among the Company, Leucadia National Corporation, NBPCo Holdings, LLC, and Marshall & Ilsley Trust Company, N.A.
10.2	Cattle Purchase and Sale Agreement dated December 30, 2011 between the Company and National Beef Packing Company, LLC
10.3

Pledge Agreement dated December 30, 2011 between the Company and National Beef Packing Company, LLC, with attached Consent and First Amendment to Pledge Agreement and Security Agreement dated December 30, 2011 between the Company and CoBank, ACB

99.1	Unitholder letter dated December 30, 2011
99.2	Associate letter dated December 30, 2011
99.3	Patronage Notice Holder letter dated December 30, 2011
99.4	Pro forma financial information with respect to transaction described in Item 2.01. (To be filed by amendment on or before January 6, 2012)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

	By	/s/ Steven D. Hunt
Steven D. Hunt,
Chief Executive Officer

Dated: December 30, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Escrow Agreement dated December 30, 2011 between and among the Company, Leucadia National Corporation, NBPCo Holdings, LLC, and Marshall & Ilsley Trust Company, N.A.
10.2	Cattle Purchase and Sale Agreement dated December 30, 2011 between the Company and National Beef Packing Company, LLC
10.3

Pledge Agreement dated December 30, 2011 between the Company and National Beef Packing Company, LLC, with attached Consent and First Amendment to Pledge Agreement and Security Agreement dated December 30, 2011 between the Company and CoBank, ACB

99.1	Unitholder letter dated December 30, 2011
99.2	Associate letter dated December 30, 2011
99.3	Patronage Notice Holder letter dated December 30, 2011
99.4	Pro forma financial information with respect to transaction described in Item 2.01. (To be filed by amendment on or before January 6, 2012)